UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Retirement of Catherine Long

STORE Capital Corporation (the “Company” or “STORE”) previously announced on February 25, 2021 that Catherine Long, the Company’s Executive Vice President – Chief Financial Officer, Treasurer and Assistant Secretary, gave notice of her intention to retire from her positions with the Company at a future date, following the appointment of a successor Chief Financial Officer.

On September 15, 2021, the Company and Ms. Long agreed that she would continue to serve in her current positions until November 8, 2021 in order to ensure the orderly transition of her responsibilities to her successor, as discussed below. Ms. Long’s decision to step down from her role as the Company’s principal financial officer is voluntary and is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c)	Appointment of Sherry L. Rexroad to Chief Financial Officer

On September 15, 2021, the Company announced that Sherry L. Rexroad will become the Company’s new Executive Vice President – Chief Financial Officer, Treasurer and Assistant Secretary. Ms. Rexroad is expected to begin her employment with the Company on October 18, 2021 and succeed to her new positions effective November 8, 2021.

Ms. Rexroad, 56, brings over 30 years of extensive leadership experience in REITs and real estate, finance and capital markets to STORE’s executive team. She will join STORE after nine years at BlackRock Global Real Asset Securities, where she had served as Managing Director and Global Head of Business Development since June 2017 and as the Co-Global Chief Investment Officer and Chair of the Investment Committee for BlackRock’s Real Asset Securities team from June 2012 to June 2017. Prior to joining BlackRock, Ms. Rexroad served as the Senior Portfolio Manager (REITs, Americas) for Aviva Investors North America from June 2010 to June 2012. She was previously a Managing Director and Portfolio Manager with ING Clarion Real Estate Securities from January 1997 to November 2005. Prior to ING, she worked for AEW Capital Management, the U.S. Environmental Protection Agency and the General Services Administration. Ms. Rexroad holds the Chartered Financial Analyst designation and is a member of the CFA Institute. She serves on the FTSE Nareit Index Series Advisory Committee and is a member of the Advisory Board of Governors for Nareit. She is Co-Chair of Nareit’s Dividends through Diversity Initiative Steering Committee and is an active member of Wharton Women in Leadership. Ms. Rexroad graduated from Haverford College and holds an MBA from The Wharton School, University of Pennsylvania.

STORE and Ms. Rexroad will enter into an employment agreement (the “Rexroad Employment Agreement”), effective October 18, 2021, in connection with her appointment. The Rexroad Employment Agreement will (i) provide that she will serve as Executive Vice President - Chief Financial Officer, Treasurer and Assistant Secretary of the Company, effective November 8, 2021, (ii) have an initial term that extends through April 15, 2025, (iii) provide for an initial base salary of $500,000 and eligibility for annual incentive bonuses and equity grants, and (iv) except as noted below, otherwise be materially consistent with the employment agreements between STORE and its other executive officers.

In connection with Ms. Rexroad’s appointment, and consistent with STORE’s executive officer equity incentive program, on October 18, 2021, she will receive (i) a grant of time-based restricted stock valued at $375,000, based on the closing market price on the date of grant, which shares will vest, subject to continued employment, in four (4) equal annual installments beginning on February 15, 2022, and (ii) a grant of performance-based restricted stock units, which are eligible to vest over a three-year performance period ending December 31, 2023 and pursuant to which Ms. Rexroad could earn a number of shares of common stock determined by dividing the earned value of the award ($375,000 at threshold achievement; $1,125,000 at target achievement; or $3,375,000 at maximum achievement) by the average closing stock price for the 20-trading day period ended December 31, 2020.

Lastly, in consideration for certain foregone compensation and other expenses incurred in connection with her relocation, the Company will (i) in lieu of any annual incentive bonus, pay Ms. Rexroad a fixed bonus for the fiscal year ending December 31, 2021 in the amount of $500,000 (payable on the first payroll in March 2022 and provided she remains employed with the Company through the payment date), (ii) on October 18, 2021, make a special, one-time grant of time-

based restricted stock valued at $150,000, based on the closing market price on the date of grant, which shares will vest, subject to continued employment, on February 15, 2023, and (iii) reimburse Ms. Rexroad for her reasonable moving costs and expenses up to $175,000.

There are no arrangements or understandings between Ms. Rexroad and any other person pursuant to which Ms. Rexroad was selected to serve as Chief Financial Officer. Ms. Rexroad does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 15, 2021, the Company issued a press release announcing the management transition discussed above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description
99.1	Press Release dated September 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4
STORE Capital Corporation

Dated: September 15, 2021
	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel